King Pharmaceuticals Contacts:
Media Inquiries: Christina Plourde
(202) 955-6222

Investor Relations: Jack Howarth
(908) 429-8350

Acura Pharmaceuticals Contact:
Peter A. Clemens, Chief Financial Officer
(847)705-7709

Acura and King Receive FDA
Complete Response Letter Regarding Acurox®

PALATINE, ILLINOIS and BRISTOL, TENNESSEE – July 2, 2009 – Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) and King Pharmaceuticals, Inc. (NYSE: KG) announced today that the U.S. Food and Drug Administration (FDA) has issued a Complete Response Letter regarding the New Drug Application (NDA) for Acurox® (oxycodone HC1, USP and niacin, USP) Tablets CII, an immediate release product intended for the relief of moderate-to-severe pain.

The Complete Response Letter raises issues regarding the potential abuse deterrent benefits of Acurox®.  Acura and King are currently evaluating the FDA’s Complete Response Letter, and at this stage believe they can respond to the issues raised without conducting any additional studies.  The Companies plan to meet with the FDA following submission of their response.

About Acurox® Tablets
Acurox® is a patented, orally administered, immediate release tablet containing oxycodone HCl as its sole active analgesic ingredient with a proposed indication for the relief of moderate to severe pain.  Acurox® utilizes Acura’s proprietary Aversion® Technology, which is designed to deter misuse and abuse by intentional swallowing of excess quantities of tablets, intravenous injection of dissolved tablets and nasal snorting of crushed tablets.  The Acurox® Tablets NDA was originally accepted for filing by FDA earlier this year with a priority review classification.

About Acura Pharmaceuticals, Inc.
Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of Aversion® (abuse deterrent) Technology product candidates and other innovative abuse deterrent technologies. Acura and King jointly developed Acurox® Tablets and are developing three additional opioid analgesic product candidates utilizing Aversion® Technology pursuant to a 2007 License, Development and Commercialization Agreement.

About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company.  King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital.  King is also a leader in the development, registration, manufacturing and marketing of pharmaceutical products for food producing animals.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Examples of forward looking statements in this press release include statements concerning the Companies' expectations regarding the timing or content of their response to the FDA concerning the Complete Response Letter and the Companies' expectations regarding any meeting with the FDA to discuss the Complete Response Letter. Acura Pharmaceuticals, Inc. and King Pharmaceuticals, Inc. disclaim any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risk factors include, but are not limited to, whether or when the Companies are able to gain FDA approval of the Acurox® Tablets NDA; whether additional clinical studies will be required to support FDA approval of the Acurox® Tablets NDA; whether or when the Companies may gain FDA approval of product labeling for the proposed indication or for abuse deterrent features; and the benefits of Acurox® and the ability of Acurox® to deter abuse in actual practice.  Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of each of the Companies' Annual Reports on Form 10-K for the year ended December 31, 2008 and their respective Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, each of which is on file with the U.S. Securities and Exchange Commission.

ADMINISTRATIVE OFFICES

KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

ACURA PHARMACEUTICALS, INC.
616 N. NORTH COURT, PALATINE, ILLINOIS  60067